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                                                                   EX-99. (h)(4)

                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                   SCHEDULE A

                       List of Wells Fargo Advantage Funds
                             Wells Fargo Funds Trust

                         100% Treasury Money Market Fund
                           Aggressive Allocation Fund
                                Asia Pacific Fund
                              Asset Allocation Fund
                                Balanced Fund/1/
                            C&B Large Cap Value Fund
                             C&B Mid Cap Value Fund
                      California Limited-Term Tax-Free Fund
                            California Tax-Free Fund
                      California Tax-Free Money Market Fund
                     California Tax-Free Money Market Trust
                               Capital Growth Fund
                        Cash Investment Money Market Fund
                             Colorado Tax-Free Fund
                                Common Stock Fund
                          Conservative Allocation Fund
                             Corporate Bond Fund/2/
                                 Discovery Fund
                              Diversified Bond Fund
                             Diversified Equity Fund
                           Diversified Small Cap Fund
                             Dividend Income Fund/3/
                              Emerging Growth Fund
                         Emerging Markets Focus Fund/4/
                           Endeavor Large Cap Fund/5/
                              Endeavor Select Fund
                                 Enterprise Fund
                               Equity Income Fund

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/1/  On November 7, 2007, the Board of Trustees approved the merger of the
     Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/2/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/3/ On November 7, 2007, the Board of Trustees approved a sub-adviser change to the Dividend Income Fund. Subject to shareholder approval of a new sub-advisory agreement, which is expected to occur by the end of the second quarter of 2008, the Fund will be renamed the Large Company Value Fund.

/4/ On November 7, 2007, the Board of Trustees approved the name change of the Emerging Markets Focus Fund to the Emerging Markets Equity Fund, effective February 1, 2008.

/5/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

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                              Equity Index Fund/6/
                                Equity Value Fund
                          Government Money Market Fund
                           Government Securities Fund
                                   Growth Fund
                            Growth and Income Fund/7/
                              Growth Balanced Fund
                               Growth Equity Fund
                           Heritage Money Market Fund
                                High Income Fund
                             High Yield Bond Fund/8/
                                Income Plus Fund
                                   Index Fund
                          Inflation-Protected Bond Fund
                     Intermediate Government Income Fund/9/
                         Intermediate Tax-Free Fund/10/
                             International Core Fund
                            International Equity Fund
                            International Value Fund
                           Large Cap Appreciation Fund
                              Large Cap Growth Fund
                           Large Company Core Fund/11/
                            Large Company Growth Fund
                      Life Stage - Aggressive Portfolio/12/
                     Life Stage - Conservative Portfolio/13/
                       Life Stage - Moderate Portfolio/14/

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/6/  On November 7, 2007, the Board of Trustees approved the merger of the
     Equity Index Fund into the Index Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/7/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. Effective before the end of the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund.

/8/ On November 7, 2007, the Board of Trustees approved the merger of the High Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/9/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/10/ On November 7, 2007, the Board of Trustees approved the name change of the Intermediate Tax-Free Fund to the Intermediate Tax/AMT-Free Fund, effective November 1, 2008.

/11/ On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/12/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Aggressive Portfolio into the Aggressive Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/13/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Conservative Portfolio into the Moderate Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/14/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Moderate Portfolio into the Growth Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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                 Managed Account CoreBuilder Shares Series G/15/
                 Managed Account CoreBuilder Shares Series M/15/
                            Mid Cap Disciplined Fund
                               Mid Cap Growth Fund
                           Minnesota Money Market Fund
                             Minnesota Tax-Free Fund
                             Moderate Balanced Fund
                                Money Market Fund
                               Money Market Trust
                               Municipal Bond Fund
                           Municipal Money Market Fund
                     National Limited-Term Tax-Free Fund/16/
                           National Tax-Free Fund/17/
                      National Tax-Free Money Market Trust
                       National Tax-Free Money Market Fund
                           Nebraska Tax-Free Fund/18/
                                Opportunity Fund
                           Overland Express Sweep Fund
                                Overseas Fund/19/
                       Prime Investment Money Market Fund
                       Short Duration Government Bond Fund
                              Short-Term Bond Fund
                         Short-Term High Yield Bond Fund
                         Short-Term Municipal Bond Fund
                           Small Cap Disciplined Fund
                              Small Cap Growth Fund
                          Small Cap Opportunities Fund
                              Small Cap Value Fund
                            Small Company Growth Fund
                            Small Company Value Fund
                            Small/Mid Cap Value Fund
                       Specialized Financial Services Fund
                      Specialized Health Sciences Fund/20/
                           Specialized Technology Fund
                               Stable Income Fund

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/15/ On November 7, 2007, the Board of Trustees approved the establishment of the Managed Account CoreBuilder Shares Series G and Managed Account CoreBuilder Shares Series M which are expected to commence operations on or about February 29, 2008.

/16/ On November 7, 2007, the Board of Trustees approved the merger of the National Limited-Term Tax-Free Fund into the Short-Term Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/17/ On November 7, 2007, the Board of Trustees approved the merger of the National Tax-Free Fund into the Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/18/ On November 7, 2007, the Board of Trustees approved the liquidation of the Nebraska Tax-Free Fund. Liquidation is expected to occur on or about January 25, 2008.

/19/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/20/ On November 7, 2007, the Board of Trustees approved the liquidation of the Specialized Health Sciences Fund. Liquidation is expected to occur on or about January 25, 2008.

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                              Strategic Income Fund
                         Strategic Small Cap Value Fund
                                Target 2010 Fund
                                Target 2015 Fund
                                Target 2020 Fund
                                Target 2025 Fund
                                Target 2030 Fund
                                Target 2035 Fund
                                Target 2040 Fund
                                Target 2045 Fund
                                Target 2050 Fund
                                Target Today Fund
                             Total Return Bond Fund
                         Treasury Plus Money Market Fund
                                 U.S. Value Fund
                       Ultra Short Duration Bond Fund/21/
                          Ultra Short-Term Income Fund
                     Ultra Short-Term Municipal Income Fund
                                 Value Fund/22/
                 WealthBuilder Conservative Allocation Portfolio
                         WealthBuilder Equity Portfolio
                    WealthBuilder Growth Allocation Portfolio
                     WealthBuilder Growth Balanced Portfolio
                    WealthBuilder Moderate Balanced Portfolio
                     WealthBuilder Tactical Equity Portfolio
                             Wisconsin Tax-Free Fund

                           Wells Fargo Variable Trust

                            VT Asset Allocation Fund
                           VT C&B Large Cap Value Fund
                                VT Discovery Fund
                              VT Equity Income Fund
                           VT International Core Fund
                           VT Large Company Core Fund
                          VT Large Company Growth Fund
                              VT Money Market Fund
                           VT Small/Mid Cap Value Fund
                               VT Opportunity Fund
                            VT Small Cap Growth Fund
                            VT Total Return Bond Fund

Schedule A amended: December 1, 2007

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/21/ On November 7, 2007, the Board of Trustees approved the merger of the
     Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/22/ On November 7, 2007, the Board of Trustees approved the merger of the Value
     Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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     The foregoing schedule is agreed to as of December 1, 2007 and shall remain in effect until changed in writing by the parties.

                                        Each of the Trusts on Schedule A


                                        BY:
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                                            Andrew Owen
                                            Executive Vice President

ATTEST:

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                                        BOSTON FINANCIAL DATA SERVICES, INC.


                                        BY:
                                            ------------------------------------

ATTEST:

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